UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 8, 2026

NAPCO SECURITY TECHNOLOGIES, INC.

(Exact name of registrant as specified in charter)

Delaware	0-10004	11-2277818
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

333 Bayview Avenue, Amityville, New York 11701

(Address of principal executive offices)

Registrant’s telephone number, including area code (631) 842-9400

(Former name and former address if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NSSC	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (section 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 8, 2026, the Board of Directors (the “Board”) of NAPCO Security Technologies, Inc. (the “Company”), approved a leadership transition plan (the “Transition Plan”) whereby Mr. Richard Soloway, currently Chairman and Chief Executive Officer, will serve as Founder and Executive Chairman, and Mr. Kevin Buchel, currently President and Chief Operating Officer, will serve as Chief Executive Officer and President.  The transition will be effective as of July 8, 2026.

Mr. Buchel’s and Mr. Soloway’s biographical information as required by Item 5.02(c) of Form 8-K is set forth in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on October 24, 2025, under the heading “Information Concerning Executive Officers,” and is incorporated by reference herein.

In connection with Mr. Soloway’s transition and appointment to Founder and Executive Chairman, the Company entered into an Employment Agreement effective as of July 8, 2026. Under the agreement, Mr. Soloway will receive an annual base salary of $800,000 and be eligible for an annual performance bonus targeted at 50% of base salary In addition, Mr. Soloway will be eligible to participate in the Company's 2022 Employee Stock Option Plan, or any successor equity plan, as determined by the Board’s Compensation Committee in its discretion with an annual target amount equal to 50% of base salary.

Additionally, in connection the Transition Plan, the Company and Mr. Buchel entered into an Employment Agreement, dated July 8, 2026, which provides for the appointment of Mr. Buchel to the office of Chief Executive Officer, and increases Mr. Buchel’s annual base salary to $900,000 in connection with this promotion. Mr. Buchel will also be eligible for an annual performance bonus targeted at 50% of base salary. In addition, Mr. Buchel will be eligible for an annual equity award targeted at 50% of base salary.

The employment agreements for each of Mr. Soloway and Mr. Buchel also provide for severance upon a termination without cause or a resignation for good reason, equal to two times their base salary and target bonus amount which is conditioned upon a standard release of claims. Both executives are subject to restrictive covenant obligations, including non-competition and non-solicitation obligations.

The foregoing is only a summary of the material terms of the employment agreements, do not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the employment agreements, which will be filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended June 30, 2026.

Item 9.01.    FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits:

99.1	Press Release issued by Napco Security Technologies, Inc. announcing the Transition Plan, dated July 8, 2026.
10 4	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

NAPCO SECURITY TECHNOLOGIES, INC.
(Registrant)

Date: July 8, 2026	By:	/s/ Kevin S. Buchel
Kevin S. Buchel
Chief Executive Officer & President